EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  September 14, 2017

Aspen Group Reports 54% Revenue Growth in Q1 Fiscal 2018

Sets Quarterly Record With 1,025 New Student Enrollments, Up 65% YoY

NEW YORK, NY – September 14, 2017 - Aspen Group, Inc. (Nasdaq: ASPU), a post-secondary education company, today announced financial results for its 2018 first quarter ended July 31, 2017, highlighted by revenue growth of 54% and new student enrollment growth of 65% year-over-year, respectively.

Michael Mathews, Chairman & CEO of Aspen, commented, “This is an exciting time for Aspen Group, as we prepare to become the parent company to multiple institutions of higher learning, pending regulatory approval. Along with delivering record enrollments and providing outstanding academic support to our Aspen student body this past quarter, we’ve simultaneously prepared every segment of our business, from technical infrastructure to human resources, to be ready to support the scaling of a second university.”

Fiscal Q1 2018 Highlights:

•

Revenue totaled $4,242,886, an increase of 54% as compared to the prior fiscal year;

•

GAAP Gross Profit totaled $2,369,150, a 38% increase as compared to the prior fiscal year;

•

Net Loss applicable to shareholders of ($767,079), as compared to a Net Loss of ($505,447) in the prior fiscal year;

•

EBITDA, a non-GAAP financial measure, of $(640,940) or (15%) margin;

•

Adjusted EBITDA, a non-GAAP financial measure, totaled $55,178 or 1% margin;

•

Aspen’s total active student body grew year-over-year from 3,252 to 5,015, an increase of 54%; with Aspen’s School of Nursing adding 1,425 students to account for 81% of the growth;

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Aspen’s School of Nursing grew year-over-year from 2,144 to 3,569 active students, an increase of 66%. Aspen’s RN to BSN program accounted for the majority of the growth, from 1,245 to 2,260 active students, an increase of 1,015 active students, or 82% year-over-year.

Fiscal 2018 First Quarter Financial and Other Results:

Aspen set a quarterly enrollment record in the first quarter with 1,025 new student enrollments, as compared to 621 new student enrollments in the prior year, an increase of 65% year-over-year.  Aspen’s rolling six-month average cost-per-enrollment (CPE) increased by 7% year-over-year, from $759 to $812. Aspen’s marketing efficiency ratio (revenue-per-enrollment/cost-per-enrollment) is now projecting to earn an 8.6X return on its marketing investments.

Students utilizing a monthly payment method increased to over 3,400 (includes students in the Monthly Installment Plan and Monthly Payment Plan), which represented 66% of all course payments received in the quarter. The monthly cash receipts run rate for all monthly payment method students is now $880,000, which is $100,000 greater than the previous quarter end, even though the just completed quarter is the Company’s slowest fiscal quarter. At July 31, 2017, 3,125 students were currently in the Monthly Payment Plan, equaling total contractual value over $30 million.

In preparation to support the proposed acquisition of United States University in December 2017 (pending regulatory approval) and limit integration issues, over the past 6 months Aspen Group has increased its full-time staff, not including faculty, from 81 to 125 employees. Aspen now employs 58 Enrollment Advisors, 15 Academic Advisors, 17 software developers, 26 employees in academic operations and 9 in corporate/marketing. For further color on this, we invite investors to listen in to our conference call at 4:30 pm today or at their convenience on our website.

For the first quarter, revenues increased 54% to $4,242,886 as compared to $2,756,815 for the same period the prior year.

GAAP Gross Profit increased to $2,369,150 or 56% Gross Margin. Net loss applicable to shareholders was ($767,079) or (18%) margin. EBITDA, a non-GAAP financial measure, was $(640,940) or (15%) margin. Adjusted EBITDA, a non-GAAP financial measure, was $55,178 or 1% margin.

Note that in the first quarter, the Company incurred three non-recurring charges totaling approximately $320,000 that were unrelated to the ongoing operations; Nasdaq uplisting fees, expenses related to the asset purchase agreement for United States University, and fees associated with the waiver of registration rights from the April equity raise.

The following table presents gross profit calculated in accordance with GAAP:

	For the Quarters Ended
	July 31,
	2017	2016

Revenues	$4,242,886	$2,756,815

Costs of revenues (exclusive of amortization shown separately)	1,752,491	896,059

Amortization expenses excluded from cost of revenues	121,245	140,082

GAAP gross profit	$2,369,150	$1,720,674

The following table presents a reconciliation of Adjusted EBITDA to Net loss, a GAAP financial measure:

	For the Quarters Ended July 31,
	2017	2016
Net loss	$(767,079)	$(505,447)
Interest Expense, net of interest income	(12,581)	33,076
Depreciation & amortization	138,720	151,049
EBITDA (Loss)	(640,940)	(321,322)
Bad debt expense	63,000	—
Acquisition expenses	119,282	—
Warrant modification expense	—	206,000
Non-recurring charges	354,536	258,241
Stock-based compensation	159,300	95,607
Adjusted EBITDA	$55,178	$238,526

* Non-GAAP – Financial Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income, operating income, and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Aspen Group nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to the following non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison.  Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described above.

Aspen Group defines Adjusted EBITDA as earnings (or loss) from continuing operations before the items in the table below. Aspen Group excludes these expenses because they are non-cash or non-recurring in nature.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Aspen Group and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

Aspen University Announcement Related to Title IV, HEA Program Participation:

On August 22, 2017, the Department of Education informed Aspen University of its determination that the institution has qualified to participate under the Higher Education Act of 1965, as amended (HEA) and the Federal student financial assistance programs (Title IV, HEA programs), and set a subsequent program participation agreement reapplication date of March 31, 2021.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its fiscal year 2018 first quarter (ending July 31, 2017) financial results and business outlook on Thursday, September 14, 2017, at 4:30 p.m. (ET).  The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international), passcode 72079248. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu. There will also be a 7 day dial-in replay which can be accessed by dialing toll-free (855)859-2056 or (404)537-3406 (international), passcode 72079248.

About Aspen Group, Inc.:

Aspen Group, Inc. is a post-secondary education company. Aspen University’s mission is to offer any motivated college-worthy student the opportunity to receive a high quality, responsibly priced distance-learning education for the purpose of achieving sustainable economic and social benefits for themselves and their families. Aspen is dedicated to providing the highest quality education experiences taught by top-tier faculty; 54% of Aspen University’s faculty hold doctoral degrees. To learn more about Aspen, visit www.aspen.edu.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the projected return on marketing investment. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include a change in the effectiveness of our marketing and changes in the economy.  Further information on our risk factors is contained in our filings with the SEC, including our Form 10-K for the year ended April 30, 2017.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159